                                                                    EXHIBIT 99.1


(AMERICAN HOMEPATIENT LOGO)

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------


Contacts:  Joseph F. Furlong         or          Marilyn O'Hara
           President and CEO                     Executive VP and CFO
           (615) 221-8884                        (615) 221-8884
                                                 PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
              THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (August 13, 2003) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $4.5 million and revenues of $82.9 million for the second quarter ended June 30, 2003. For the six months ended June 30, 2003, the Company reported net income of $8.9 million and revenues of $165.4 million.

The Company's net income of $4.5 million for the second quarter of 2003 compares to a net loss of $(0.1) million for the second quarter of 2002. Net income for the current quarter includes approximately $2.0 million of reorganization items related to the bankruptcy reorganization and excludes approximately $5.0 million in non-default interest expense and related fees that would have been paid during the period had the Company not sought bankruptcy protection.

The Company's net income of $8.9 million for the first six months of 2003 compares to a net loss of $(66.9) million for the first six months of 2002. Net income for the first six months of 2003 includes approximately $2.9 million of reorganization items and excludes approximately $10.0 million of non-default interest expense and related fees that would have been paid during the period had the Company not sought bankruptcy protection. The Company's net loss of


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$(66.9) million for the six months ended June 30, 2002 includes a $68.5 million charge for the cumulative effect of a change in accounting principle associated with the Company's adoption of Statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets"), an income tax benefit of $1.9 million, and a gain on the sale of the assets of an infusion center of $0.7 million. Excluding these items in 2002 and excluding the reorganization items in 2003 and including non-default interest expense and related fees in 2003 that the Company would have paid in 2003 had the Company not sought bankruptcy protection, American HomePatient's net income increased in the first six months of 2003 compared to the first six months of 2002 by approximately $2.7 million, primarily due to increased same-location revenues and lower bad debt expense.

The Company's revenues of $82.9 million for the second quarter of 2003 represent an increase of $3.8 million, or 4.8%, over the second quarter of 2002. The Company's revenues for the first six months of 2003 of $165.4 million represent an increase of $6.5 million over the first six months of 2002. In March of 2002, the Company sold substantially all of the assets of an infusion center, which contributed $1.9 million in revenues during the first six months of 2002. Excluding the revenues of the sold center in the first six months of 2002, same-location revenues in the first six months of 2003 increased $8.4 million, or 5.4%, compared to the same period of last year.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as revenues less expenses other than interest, taxes, depreciation and amortization. EBITDA for the second quarter of 2003 and for the second quarter of 2002 was $10.6 million and $11.7 million, respectively. For the second quarter of 2003, EBITDA, excluding reorganization items of $2.0 million, was $12.6 million or 15.2% of revenues. For the second quarter of 2002, EBITDA, excluding Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.3 million and other income of $0.1 million, was $11.9 million or 15.1% of revenues. For the first six months of 2003, EBITDA, excluding reorganization items of $2.9 million and other expense of $0.1 million, was $23.6 million or 14.2% of revenues. For the first six months of 2002, EBITDA, excluding the cumulative effect of change in accounting principle of $68.5 million, Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.3 million, a gain on sale of assets of a center of $0.7 million, and other income of $0.2 million, was $22.4 million or 14.1% of revenues.


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Overall, operating expenses increased in the second quarter and first six months of 2003 compared to the second quarter and first six months of 2002 by approximately $1.2 million and $2.1 million, respectively, primarily due to personnel-related expenses associated with the hiring of additional account executives to improve the Company's sales and marketing efforts and increased insurance expenses. These expenses were partially offset by lower bad debt expense. As a percent of revenues, bad debt expense declined from 3.4% in the second quarter of 2002 to 2.7% in the second quarter of 2003 and declined from 4.3% in the first six months of 2002 to 3.2% in the first six months of 2003.
The reduction in bad debt expense primarily is the result of continued operational improvements and processing efficiencies at the Company's billing centers.

BANKRUPTCY PROCEEDING UPDATE

As announced previously, American HomePatient, Inc. and 24 of its subsidiaries filed voluntary petitions for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code on July 31, 2002. On July 1, 2003, the Company's plan of reorganization became effective and the Company emerged from bankruptcy protection. Pursuant to the plan, all of the Company's creditors will be paid in full and the shareholders of the Company will retain all of their equity interests in the Company.

As previously announced, the hearing before the Bankruptcy Court on confirmation of the plan of reorganization had been held on April 23-25 and 28-29, 2003, and on May 15, 2003, the Bankruptcy Court entered a memorandum opinion overruling the secured lenders' objections to the plan. On May 27, 2003, the Bankruptcy Court entered an order confirming the plan and on June 30, 2003, the United States District Court in the Middle District of Tennessee rejected the secured lenders' request to stay the effective date of the plan. The secured lenders have appealed the order to confirm the plan. The Company will contest the appeal and seek to have the Bankruptcy Court's confirmed order affirmed on appeal.

American HomePatient, Inc. is one of the nation's largest home health care providers with 289 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market




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or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges, that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the appeal of the confirmed plan from the Company's Chapter 11 proceedings, as well as the operation of the Company following such proceedings. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                             THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                                             ---------------------------   -------------------------
                                                                                 2003          2002          2003            2002
                                                                               --------      --------      ---------      ---------
Revenues                                                                       $ 82,864      $ 79,079      $ 165,371      $ 158,891
Cost of sales and related services                                               17,449        15,561         34,742         32,065
Cost of rentals and other revenues, including rental equipment depreciation       8,970         8,580         17,396         16,766
Operating expenses, including bad debt expense                                   46,018        44,853         93,254         91,189
General and administrative expenses                                               4,126         4,055          8,672          8,317
Earnings from joint ventures                                                     (1,191)       (1,119)        (2,421)        (2,392)
Depreciation, excluding rental equipment, and amortization                          846         1,069          1,771          2,102
Amortization of deferred financing costs                                             --           719             --          1,543
Interest expense (income), net                                                       22         5,076            (50)        10,191
Other (income) expense, net                                                          --           (65)            94           (169)
Chapter 11 financial advisory expenses incurred prior to filing bankruptcy           --           314             --            314
Gain on sale of assets of center                                                     --            --             --           (667)
                                                                               --------      --------      ---------      ---------
INCOME (LOSS) FROM OPERATIONS BEFORE REORGANIZATION ITEMS, INCOME TAXES AND
          CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                     6,624            36         11,913           (368)



Reorganization items                                                              2,004            --          2,856             --
                                                                               --------      --------      ---------      ---------
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE
          EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                4,620            36          9,057           (368)

Provision for (benefit from) income taxes                                           100           100            200         (1,912)
                                                                               --------      --------      ---------      ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE          4,520           (64)         8,857          1,544


Cumulative effect of change in accounting principle                                  --            --             --        (68,485)
                                                                               --------      --------      ---------      ---------
NET INCOME (LOSS)                                                              $  4,520      $    (64)     $   8,857      $ (66,941)
                                                                               ========      ========      =========      =========


Basic income per common share before cumulative effect of change in
   accounting principle                                                        $   0.28      $     --      $    0.54      $    0.09
Diluted income per common share before cumulative effect of change in
   accounting principle                                                        $   0.24      $     --      $    0.47      $    0.08

Basic income (loss) per common share                                           $   0.28      $     --      $    0.54      $   (4.10)
Diluted income (loss) per common share                                         $   0.24      $     --      $    0.47      $   (3.58)


------------------------------------------------------------------------------------------------------------------------------------

                                                                               JUNE 30,      DEC. 31,
                                                                                 2003          2002
                                                                               --------      --------
Cash & Cash Equivalents                                                        $ 21,531      $ 22,827
Restricted Cash                                                                     467            67
Net Patient Receivables                                                          54,796        54,183
Other Receivables                                                                 1,188         1,254
                                                                               --------      --------
        Total Receivables                                                        55,984        55,437
Other Current Assets                                                             17,743        18,841
                                                                               --------      --------
        Total Current Assets                                                     95,725        97,172
Property and Equipment, net                                                      52,616        50,427
Goodwill, net                                                                   121,214       121,214
Other Assets                                                                     21,611        22,130
                                                                               --------      --------
        TOTAL ASSETS                                                           $291,166      $290,943
                                                                               ========      ========

Accounts Payable                                                               $ 13,701      $ 13,267
Other Current Liabilities                                                        16,813        16,850
                                                                               --------      --------
        Total Current Liabilities                                                30,514        30,117

Liabilities Subject to Compromise                                               298,797       307,829

Other Liabilities                                                                   592           591
                                                                               --------      --------
        TOTAL LIABILITIES                                                       329,903       338,537
        Total  Shareholders' Deficit                                            (38,737)      (47,594)
                                                                               --------      --------
        TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)                          $291,166      $290,943
                                                                               ========      ========





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                                                                      SCHEDULE B

 AMERICAN HOMEPATIENT, INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (IN THOUSANDS)

                                                                                    THREE      THREE          SIX         SIX
                                                                                    MONTHS     MONTHS        MONTHS      MONTHS
                                                                                    ENDED       ENDED         ENDED       ENDED
                                                                                   JUNE 30,    JUNE 30,      JUNE 30,    JUNE 30,
                                                                                     2003        2002         2003         2002
                                                                                    -------    --------     --------     --------
Net income (loss)                                                                   $ 4,520    $    (64)    $  8,857     $(66,941)

Add:

  Provision for (benefit from) income taxes                                             100         100          200       (1,912)

  Interest expense (income), net                                                         22       5,076          (50)      10,191

  Amortization of deferred financing costs                                               --         719           --        1,543

  Depreciation, excluding rental equipment, and amortization                            846       1,069        1,771        2,102

  Rental equipment depreciation                                                       5,088       4,767        9,829        9,406
                                                                                    -------    --------     --------     --------

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA)     $10,576    $ 11,667     $ 20,607     $(45,611)

Add:

  Cumulative effect of change in accounting principle with no related tax effect         --          --           --       68,485

  Reorganization items                                                                2,004          --        2,856           --

  Chapter 11 financial advisory expenses incurred prior to filing bankruptcy             --         314           --          314

  Gain on sale of assets of center                                                       --          --           --         (667)

  Other (income) expense, net                                                            --         (65)          94         (169)
                                                                                    -------    --------     --------     --------

EBITDA, excluding cumulative effect of change in accounting principle, reorganization items, chapter 11 financial advisory expenses incurred prior to filing bankruptcy, gain on sale of assets of center,
     and other (income) expense, net                                                $12,580    $ 11,916     $ 23,557     $ 22,352
                                                                                    =======    ========     ========     ========